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                                                                     EXHIBIT 5.1

                       [Mayer, Brown & Platt Letterhead]

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                               November 8, 2000



The Board of Trustees
Archstone Communities Trust
7670 South Chester Street
Englewood, Colorado 80112

Re:  Archstone Communities Trust Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as special counsel to Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), in connection with the registration of up to 35,471,214 common shares of beneficial interest, par value $1.00 per share, of Archstone (the "Common Shares"), as described in the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (together with all amendments thereto, the "Registration Statement").

     As special counsel to Archstone, we have examined originals or copies, certified or otherwise identified to our satisfaction, of Archstone's declaration of trust and bylaws, the resolutions of Archstone's Board of Trustees and such of Archstone's records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares are issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and, except as described below, nonassessable.
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Board of Trustees
Archstone Communities Trust
November 8, 2000
Page 2


     Our opinion relating to the nonassessability of the Common Shares does not pertain to the potential liability of shareholders of Archstone for debts and liabilities of Archstone. Section 5-419(a) of the Maryland Courts and Judicial Proceedings Code provides that "a shareholder . . . of a real estate investment [trust] . . . is not personally liable for the obligations of the real estate investment trust." Archstone's declaration of trust provides that no shareholder shall be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by Archstone or Archstone's Board of Trustees. Archstone's declaration of trust further provides that Archstone shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by virtue of their status as current or former shareholders. In addition, we have been advised that Archstone, as a matter of practice, inserts a clause in its business, management and other contracts that provides that shareholders shall not be personally liable thereunder. Accordingly, no personal liability should attach to Archstone's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, including Colorado, the state in which Archstone's principal executive office is located, be personally liable for such claims and liabilities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

     The opinions contained herein are limited to Federal laws of the United States, the laws of the State of Illinois and the laws of the State of Maryland governing real estate investment trusts. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.

     These opinions are furnished to you solely for your benefit in connection with the transactions described herein and are not to be used for any other purpose without our prior written consent.

                                    Very truly yours,

                                    /s/ Mayer, Brown & Platt

                                    MAYER, BROWN & PLATT